2350 N. Sam Houston Parkway East Suite 300 Houston, Texas 77032 (281) 618-4700 Fax: (281) 618-4820

NEWS RELEASE

SOUTHWESTERN ENERGY PROVIDES OPERATIONAL UPDATE

Gross Production from Fayetteville Shale Play Rises to Approximately 50 MMcf

Per Day, Up From Approximately 20 MMcf Per Day at May 1, 2006

Houston, Texas – August 1, 2006...Southwestern Energy Company (NYSE: SWN) today announced that gross production from the company’s wells in the Fayetteville Shale has now reached approximately 50 MMcf per day, up from approximately 20 MMcf per day at May 1, 2006.  The increase was due to the combined effects of the increased pace of development as additional drilling rigs were placed in service and to improved fracture stimulation techniques. The company expects production from the Fayetteville Shale to continue to increase as the play is developed.

“Our activities in the Fayetteville Shale play are accelerating,” stated Harold M. Korell, President and Chief Executive Officer of Southwestern Energy.  “We are continuing to move up the learning curve and have seen marked improvements during the quarter in both our drilling and completion of our horizontal wells.  As a result, our production volumes from the Fayetteville Shale have increased dramatically.”

Southwestern invested a total of $344.2 million in its E&P program during the first half of 2006, compared to $179.6 million in the first half of 2005.  During the first six months of 2006, the company participated in 170 wells, 68 of which were successful, 98 were still in progress and 4 were dry at June 30, 2006. The company’s drilling program continues to be highly effective, with a 94% success rate through the first half of 2006.

Fayetteville Shale Play - In the first six months of 2006, Southwestern invested approximately $119.7 million in its Fayetteville Shale play, which includes $88.6 million to spud 86 wells, $17.0 million for leasehold and $14.1 million for seismic expenditures, office equipment and capitalized expenses.  Through July 31, 2006, Southwestern has drilled and completed a total of 105 wells in the Fayetteville Shale play, of which 54 are designated as horizontal wells.  The wells are located in 21 separate pilot areas located in 8 counties in Arkansas.  Of the 54 horizontal wells, 50 were currently producing.  Seventy-three wells were in the drilling or completion phase at July 31, including 42 wells which had been drilled through the vertical section with a smaller rig and will be re-entered with a larger rig capable of drilling the horizontal section.  The graph below provides gross production data from the Fayetteville Shale play which shows the effect of improved well performance and project acceleration:

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Gross Production (MMcf/d)
60
50
40
30
20
10
0
Jan-06
Feb-06
Mar-06
Apr-06
May-06
Jun-06
Jul-06
Aug-06

During the second quarter, the company moved away from completing wells using nitrogen foam fracture stimulations in favor of larger slickwater and cross-linked gel stimulations, based upon the improved well performance experienced with those treatments.  Through July 31, the company had performed 29 slickwater or cross-linked gel fracture stimulation treatments on horizontal wells currently on production.  The average initial production test rate for these 29 wells was 1.7 MMcf per day, 20 of which had been on production for more than one month.  The average rate for these 20 wells after 30 days was 1.6 MMcf per day.  Current production information for the company’s slickwater and cross-linked wells are as follows:

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				AOGC Form 3	Highest	Production
				Production	Production	Rate at
				Rate	Rate	July 31, 2006	Days on
	Well Name	Field	County	(Mcfpd)	(Mcfpd)	(Mcfpd)	Production

1	McNew 4-2H	Gravel Hill	Conway	1183	1513	550	291
2	McNew 5-2H	Gravel Hill	Conway	1018	1109	722	152
3	Cassell 2-20H	Scotland	Van Buren	1804	1804	1149	128
4	Boy Scouts 1-11H	Cove Creek	Faulkner	1254	1463	1048	123
5	Lieblong 1-15H	Cove Creek	Faulkner	804	927	509	111
6	Black 1-21H	Scotland	Van Buren	2034	2716	1522	107
7	Edwards, J 2-36H	Cove Creek	Faulkner	1738	1910	1522	93
8	Harmon 1-13H	Cove Creek	Faulkner	857	857	596	91
9	Hildreth 2-36H	Gravel Hill	Conway	2234	2234	438	81	(1)
10	Anadarko 1-11H	Gravel Hill	Conway	3627	3913	2679	80
11	Carr Trust 1-10H	Gravel Hill	Conway	1234	1706	787	75
12	Evans 2-32H	Gravel Hill	Van Buren	1140	2879	2013	65
13	Evans 1-32H	Gravel Hill	Van Buren	2560	2814	2359	62
14	Anthony Trust 1-9H	Gravel Hill	Conway	2619	2619	1117	61
15	McGee 2-35H	Cove Creek	Faulkner	2565	2565	999	52
16	Bryant 2-12H	Cove Creek	Faulkner	2702	2814	1653	49
17	Russell 1-33H	Gravel Hill	Van Buren	1145	2928	2572	40
18	Grills 1-31H	Gravel Hill	Van Buren	1319	2010	1832	37
19	Scroggins 2-14H	Cove Creek	Faulkner	1420	1424	1055	35
20	Guinn 1-6H	Gravel Hill	Conway	1924	2568	2108	35
21	Grills 2-31H	Gravel Hill	Van Buren	2734	3642	2500	26
22	Guinn 2-6H	Gravel Hill	Conway	2344	2956	1935	26
23	Carr Trust 2-10H X	Gravel Hill	Conway	1856	1856	1429	23
24	Anthony Trust 2-9H	Gravel Hill	Conway	1274	1297	988	21
25	Wallace 1-5H	South Rainbow	Conway	1718	1849	1849	12
26	Anadarko 2-11H	Gravel Hill	Conway	988	988	960	7
27	Brown 1-31H	Cove Creek	Van Buren	1140	1334	1328	6
28	Wallace 2-5H	South Rainbow	Conway	1500	1500	1305	6
29	Dowdy 1-25H	Gravel Hill	Van Buren	1143	1200	1200	3

	Averages			1720	2048	1404	65

	(1) Hildreth 2-36H was a longitudinally-fracture stimulated well with 3 stages stimulated.

The company is currently expanding its gas gathering capacity in the Gravel Hill and Scotland Field areas.  As a result of the higher production rates from newer wells, increased gathering line pressure is temporarily restricting production from some older wells in the areas.

Costs of the company’s recently completed slickwater horizontal wells have averaged approximately $2.1 million per well.  Southwestern has been able to mitigate a portion of the rising service costs through the utilization of its surface hole drilling program and increased efficiencies from its new fit-for-purpose drilling rigs.  The company’s average horizontal well has a vertical depth of 3,200 feet and lateral length of 2,300 feet, and have taken 10 to 15 days to drill the horizontal section of the hole.  However, the company has recently experienced faster drill times and mobilization times with its new fit-for-purpose rigs.  For example, the company has recently completed the deepening and horizontal phase of drilling on 9 wells with its DDI #1 rig in an average of 11 days per well from “re-entry-to-re-entry.”  Another example is the recent mobilization of the company’s DDI #1 rig, which took a total of 31 hours from the time the rig move started from one well to the time it was ready to begin drilling on the next well.  This compares to a typical industry rig mobilization time of 4 to 5 days.

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Horizontal wells recently completed using improved fracture stimulation techniques are displaying shallower initial decline rates, potentially pointing toward higher estimated ultimate recoveries.  The graph below provides normalized average daily production data through July 31, 2006, for the company's horizontal wells using improved fracture stimulation techniques compared to typecurves from the company's reservoir simulation shale gas model.  As previously noted, the company is currently making modifications to its gathering system in the Gravel Hill and Scotland Field areas to better handle the increased production volumes.

Recent fracture stimulations performing above typecurves
Mcf/d
2500
2000
1500
1000
500
0
Well Count
24
20
14
8
4
2
1
Average SW/XL Well
1.5 Bcf Typecurve
1.3 Bcf Typecurve
0
30
60
90
120
150
180
210
240
270
300
330
360
Days of Production

Note: Data as of July 31, 2006.

As of July 31, 2006, Southwestern had 10 drilling rigs running in its Fayetteville Shale play area, 8 of which are capable of drilling horizontal wells and 2 smaller rigs are being used to drill the vertical section of the horizontal wells.  The company expects 3 rigs to be delivered in August, and a total of 19 to 20 rigs drilling in the play by year-end 2006.  Of those, up to 16 rigs will be able to drill horizontal wells.

As previously announced, Southwestern expects to own and operate 15 drilling rigs by year-end 2006.  Five of these drilling rigs have already been delivered and 10 will be delivered over the remainder of the year.  Thirteen of the 15 drilling rigs are to be utilized in the company’s Fayetteville Shale play area, while the other 2 rigs will be deployed in East Texas.

In the second quarter of 2006, the company extended the play approximately 20 miles to the east with the drilling of the Hefly #1-12-H well located in White County.  The Hefly well was drilled and logged approximately 360 feet of gross pay, which compares favorably to the company’s previously drilled pilot areas.  The Hefly well is expected to be completed in August.

At July 31, 2006, the company held a total of approximately 883,000 net acres in the play area (including approximately 125,000 net acres held by conventional production).  By the

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end of 2006, Southwestern expects to have effectively tested a substantial portion of its Fayetteville Shale acreage.

In February 2006, Southwestern announced that it had tested gas production from two vertical wells in the deeper Moorefield and Chattanooga Shales in the play area.  Southwestern expects to begin drilling its first horizontal test of the Moorefield, the Carter #2-35-H well in its East Cutthroat pilot area, in August.  Southwestern currently holds approximately 130,000 net undeveloped acres that could be prospective in the Moorefield Shale.  The company is also continuing to evaluate the possible future development of the Chattanooga Shale with horizontal wells.

Conventional Arkoma Program - Southwestern invested approximately $39.5 million and spudded 34 wells in the first six months of 2006 in its conventional Arkoma Basin program.  The company currently has three rigs running in the conventional Arkoma Basin, all of which are drilling at its Ranger Anticline area in Yell and Logan Counties, Arkansas.  The company anticipates that it will have up to five rigs drilling at Ranger later this year and drill between 45 and 55 wells in 2006.

In the first quarter of 2006, Southwestern established production from the Borum sandstone in its Midway Prospect exploratory test, the USA #1-24.  An additional exploration test in the southern portion of its Midway acreage was drilled, the USA #1-4, and production tested at a rate of 1.8 MMcf per day.  The company expects this well, which it operates with a 60% working interest, to be on production in September.  Southwestern expects to drill a third exploration test on its Midway acreage in the third quarter, approximately 6 miles east of the USA #1-4 well.  The company holds approximately 19,000 gross acres in its Midway Prospect area.

East Texas - Southwestern invested approximately $113.6 million in East Texas and spudded 43 wells during the first six months of 2006.  Of these 43 wells, 38 were at its Overton Field and 5 were located in the company’s Angelina River Trend area.  The company currently has 4 rigs drilling at Overton with an additional rig in the Angelina River Trend.  In July, Southwestern released two third-party rigs that had been drilling at Overton, due to excessive day rates.  Southwestern expects a newly-contracted third-party rig to be delivered at Overton in August, and expects to bring two company-owned drilling rigs into East Texas by the end of 2006.  Due to the release of the two third-party rigs, the company now expects to drill a total of 68 wells at Overton in 2006, as compared to its original plan of drilling 83 wells. The company continues to maintain a 100% success rate at Overton after drilling over 290 wells since it acquired the field in 2000.

The company continues to expand its leasehold position in East Texas at the Angelina River Trend in Nacogdoches County, Texas.  The company currently has approximately 45,000 gross acres in the area, compared to approximately 14,000 gross acres at December 31, 2005.  Through July 31, 2006, the company has drilled a total of 14 wells in the area, primarily targeting the Travis Peak interval.  The company plans to drill a total of 17 wells in the area in 2006.

Permian Basin - During the second quarter, Southwestern completed its first well in the emerging Barnett Shale play in the Permian Basin of West Texas, where it holds

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approximately 50,000 net acres.  The State Street State #701 well located in the company’s Popeye Prospect is currently being tested.  If results are encouraging, the company will likely drill a horizontal test well in the area.  The Dela Minerals 3 State #701, the first well in the company’s deeper Coronado Prospect, is currently drilling at approximately 7,000 feet toward a total depth of 12,600 feet.  The company expects to reach total depth in the third quarter.

Southwestern Energy Company is an integrated natural gas company whose wholly-owned subsidiaries are engaged in oil and gas exploration and production, natural gas gathering, transmission, and marketing, and natural gas distribution.  Additional information on the company can be found on the Internet at http://www.swn.com.

Contacts:	Greg D. Kerley	Brad D. Sylvester, CFA
	Executive Vice President	Manager, Investor Relations
	and Chief Financial Officer	(281) 618-4897
(281) 618-4803

All statements, other than historical financial information, may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements that address activities, outcomes and other matters that should or may occur in the future, including, without limitation, statements regarding the financial position, business strategy, production and reserve growth and other plans and objectives for the company’s future operations, are forward-looking statements. Although the company believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance and actual results or developments may differ materially from those in the forward-looking statements. The company has no obligation and makes no undertaking to publicly update or revise any forward-looking statements. You should not place undue reliance on forward-looking statements. They are subject to known and unknown risks, uncertainties and other factors that may affect the company’s operations, markets, products, services and prices and cause its actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In addition to any assumptions and other factors referred to specifically in connection with forward-looking statements, risks, uncertainties and factors that could cause the company’s actual results to differ materially from those indicated in any forward-looking statement include, but are not limited to: the timing and extent of changes in commodity prices for natural gas and oil; the timing and extent of the company’s success in discovering, developing, producing and estimating reserves; the extent to which the Fayetteville Shale play can replicate the results of other productive shale gas plays; the potential for significant variability in reservoir characteristics of the Fayetteville Shale over such a large acreage position; the extent of the company’s success in drilling and completing horizontal wells; the company’s ability to determine the most effective and economic fracture stimulation for the Fayetteville Shale formation; the company’s lack of experience owning and operating drilling rigs; the company’s ability to fund its planned capital expenditures; future property acquisition or divestiture activities; the effects of weather and regulation on the company’s gas distribution segment; increased competition; the impact of federal, state and local government regulation; the financial impact of

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accounting regulations and critical accounting policies; changing market conditions and prices (including regional basis differentials); the comparative cost of alternative fuels; conditions in capital markets and changes in interest rates; the availability of oil field personnel, services, drilling rigs and other equipment; and any other factors listed in the reports we have filed and may file with the Securities and Exchange Commission (SEC). For additional information with respect to certain of these and other factors, see reports filed by the company with the SEC. The company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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